Exhibit 99.2

DOCUMENT SECURITY SYSTEMS. INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2020

Balance Sheet

Ended June 30, 2020

	Pre-Acquisition DSS (Purchaser)	Record Purchase	Post-acquisition DSS (Purchaser)	ImpactBio (Target)	Proforma Adjustment (Note 1)	Proforma Adjustment (Note 2)	Consolidated Financials
ASSETS
Current Assets:
Cash	$7,176,000		$7,176,000	$76,000			$7,252,000
Accounts Receivable	2,445,000		2,445,000	-			2,445,000
Inventory	1,774,000		1,774,000	-			1,774,000
Current assets held for sale - discontinued operations	236,000		236,000	-			236,000
Prepaid Expense and other current assets	510,000		510,000	23,000			533,000
Total Current Assets	12,141,000	-	12,141,000	99,000	-	-	12,240,000
Property plant and equipment, net	4,257,000		4,257,000	-			4,257,000
Investment	3,445,000		3,445,000	-			3,445,000
Marketable Securities	1,976,000		1,976,000	-			1,976,000
Investment in Target	-	38,319,000	38,319,000	-	(90,000)	(38,229,000)	-
Notes Receivable	522,000		522,000	-			522,000
Non-current assets held for sale - discontinued operations	1,608,000		1,608,000
Other assets	311,000		311,000	-			311,000
Right-of -use assets	37,000		37,000	-			37,000
Goodwill	1,769,000		1,769,000	-			1,769,000
Other intangible assets, net	1,347,000		1,347,000	-		38,319,000	39,666,000
Total Assets	$27,413,000	$38,319,000	$65,732,000	$99,000	$(90,000)	$90,000	$65,831,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$690,000		$690,000	$9,000			$699,000
Accrued expenses and deferred revenue	883,000		883,000				883,000
Other current liabilities	522,000		522,000				522,000
Current liabilities held for sale - discontinued operations	274,000		274,000				274,000
Revolving line of credit	-		-				-
Current portion of lease liabilities	35,000		35,000				35,000
Current portion of long-term debt, net	426,000		426,000				426,000
Total Current Liabilities	$2,830,000	$-	$2,830,000	$9,000	$-	$-	$2,839,000
Long-term debt, net	3,388,000		3,388,000				3,388,000
Long term lease liability	3,000		3,000				3,000
Non-current liabilities held for sale - discontinued operations	677,000
Other long-term liabilities	507,000		507,000				507,000
Deferred tax liability, net	44,000		44,000				44,000
Total Liabilities	$7,449,000	$-	$7,449,000	$9,000	$-	$-	$7,458,000
							-
Stockholders’ Equity							-
Common Stock	$60,000	$-	$60,000	$125,000	$(125,000)		$60,000
Convertible Preferred Stock	-	1,000	1,000	-			1,000
Additional Paid in Capital	126,058,000	38,318,000	164,376,000	1,818,000	(1,818,000)		164,376,000
Accumulated Deficit	(105,973,000)		(105,973,000)	(1,889,000)	1,889,000		(105,973,000)
Total Stockholders’ Equity (Deficit)	20,145,000	38,319,000	58,464,000	54,000	(54,000)	-	58,464,000
Non-Controlling Interests	(181,000)		(181,000)	36,000	(36,000)	90,000	(91,000)
Total Stockholders’ Equity (Deficit)	$19,964,000	$38,319,000	$58,283,000	$90,000	$(90,000)	$90,000	$58,373,000

Total Liabilities & Stockholders’ Equity	$27,413,000	$38,319,000	$65,732,000	$99,000	$(90,000)	$90,000	$65,831,000

Consolidated Statement of Operations

For the six months Ended June 30, 2020

	DSS (Purchaser)	Impact BioMedical (Target)	Proforma Adjustment (Note 1)	Proforma Adjustment (Note 2)	Consolidated Proforma
Revenue:
Printed products	$5,434,000	$-	$-	$-	$5,434,000
Technology sales, services and licensing	836,000	-	-	-	836,000
Direct selling	1,078,000	-	-	-	1,078,000
Total revenue	$7,348,000	$-	$-	$-	$7,348,000
Costs and expense
Costs of revenue, exclusive of deprecation and amortization	$4,439,000	$-	$-	$-	$4,439,000
Selling, general and administrative (including stock based compensation)	4,487,000	361,000	-	-	4,848,000
Deprecation and amortization	578,000	-	-	-	578,000
Impairment of Goodwill	-	-	-	-	-
Total Operating Expense	9,504,000	361,000	-	-	9,865,000
Operating Loss	(2,156,000)	(361,000)	-	-	(2,517,000)
Other Income (expense)
Interest Income	51,000	-	-	-	51,000
Interest Expense	(73,000)	-	-	-	(73,000)
Unrealized gain on Marketable Securities	584,000	-	-	-	584,000
Amortization of deferred financing costs a debt discount	(1,000)	-	-	-	(1,000)
Total Other Expense	561,000	-	-	-	561,000
Income (loss) before income tax	(1,595,000)	(361,000)	-	-	(1,956,000)

Income tax benefit	-	-	-	-	-

Loss from continuing operations	$(1,595,000)	$(361,000)	$-	$-	$(1,956,000)
Loss from discontinued operations	(1,278,000)	-	-	-	(1,278,000)

Net loss	(2,873,000)	(361,000)	-	-	(3,234,000)
Add: loss attributed to noncontrolling interest	181,000	119,000	-	-	300,000

Net Loss from continuing operations attributable to common stockholders	$(1,414,000)	$(242,000)	$-	$-	$(1,656,000)

Other comprehensive income (loss)
Interest rate swap loss	-	-	-	-	-
Settlement of Interest rate swap	-	-	-	-	-

Comprehensive income (loss)	$(2,873,000)	$(361,000)	$-	$-	$(3,234,000)

Note 1:	Elimination of ImpactBio equity	Investment in subsidiary	90,000
		Accumulated Deficit	1,889,000
		Common Stock		125,000
		Additional Paid in Capital		1,818,000
		Non-Controlling Interests		36,000

Note 2:	Record assets acquired	Other intangible assets, net	38,319,000
		Investment in subsidiary		38,229,000
		Non-Controlling Interests		90,000

Note 3:	Document Security Systems, Inc. has determined that the accounting treatment of the perpetual convertible preferred shares offered should be treated as permanent equity and will be classified as such on the Company’s balance sheet. It was determined that due to several factors, including a discount for liquidation, the value of the Series A Preferred Stock was discounted from $46,868,000 to $35,187,000, thus reducing the total consideration given to approximately $38,319,000 from the initial purchase price of $50,000,000.

Note 4:	Document Security Systems, Inc. is performing a valuation of the assets as well as the non-controlling interest portion of Impact BioMedical, Inc. and its subsidiaries. For purposes of this pro forma, and until the valuation is complete, the purchase price of $38,318,000 is included in Other intangible assets, net and no amortization recorded.